UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2011

THESTREET, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On March 7, 2012, TheStreet, Inc. (the "Company") issued a press release announcing its results of operations and financial condition as of and for the quarter and year ended December 31, 2011.  A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 2.02 and in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, the Company appointed Elisabeth DeMarse President and Chief Executive Officer and as a Class II member of the Company’s Board of Directors (the “Board”), with a term expiring at the Company’s annual meeting of stockholders in 2013.

From October 2010 to February 2012, Ms. DeMarse, 57, served as Chief Executive Officer of Newser, an online news service.  From November 2006 until its acquisition by Bankrate, Inc. in August 2010, Ms. DeMarse served as Chief Executive Officer and President of CreditCards.com, a digital financial content company.  From December 2005 to October 2006, Ms. DeMarse served as CEO-in-Residence of Austin Ventures, a venture capital firm.  From April 2000 to June 2004, Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc., a digital financial content company.  From 1998 to 2000, Ms. DeMarse served as Executive Vice President of Hoover’s Online, Inc., a digital financial content company.  Prior to joining Hoover’s, Ms. DeMarse served for ten years as a senior executive in a variety of roles at Bloomberg L.P., a financial information organization. Ms. DeMarse serves on the Board of Directors of ZipRealty, Inc., a leading full-service residential real estate brokerage and on the Board of Directors of Internet Patents Corporation (formerly known as InsWeb Corporation), which operated an online insurance marketplace prior to the sale of that portion of its business to Bankrate, Inc.  in December 2011, and currently focuses on licensing a portfolio of patents.  In addition, Ms. DeMarse served on the Board of Directors of the following companies:  EDGAR Online, Inc., a leading provider of XBRL (eXtensible Business Reporting Language) filing services, data sets and analysis tools (2004 – 2011); YP Corp., a digital local advertising company (2006 – 2007); Heska Corporation, a veterinary products company (2004 – 2007); and Stockgroup Information Services Inc., a financial media and technology company (2005 – 2007).  Ms. DeMarse holds a Masters of Business Administration degree from Harvard Business School and a Bachelor of Arts degree in history cum laude from Wellesley College.  The Company believes that Ms. DeMarse’s extensive experience as a senior media industry executive, with particular knowledge of the digital media and financial media industries, make her a suitable member of the Board, able to provide valuable insight and advice.

There are no family relationships between Ms. DeMarse and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.  There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Ms. DeMarse.

Ms. DeMarse will receive a base salary of $400,000 per annum, subject to annual review for potential increase at the discretion of the Compensation Committee of the Board.  She will not have any target annual cash incentive bonus.  In connection with her appointment, on March 7, 2012, Ms. DeMarse received a sign-on bonus of $200,000, which would be repayable in full if she resigned her employment or was terminated for cause (as defined in the severance agreement described below) before the first anniversary of her start date and as to half of such amount if she resigned her employment or was terminated for cause on or after the first anniversary of her start date but before the second anniversary of her start date.

Also on March 7, 2012, the Company granted Ms. DeMarse an option to purchase an aggregate of 1,750,000 shares of the Company’s Common Stock, as follows:  (i) an option to purchase 224,640 shares of the Company’s Common Stock was granted pursuant to the Company’s 2007 Performance Incentive Plan (the “Plan”) and will be deemed to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to the maximum extent permissible under the Code with the balance, if any, deemed to be a non-qualified stock option within the meaning of the Code; and (ii) an option to purchase 1,525,360 shares of the Company’s Common Stock was granted outside of the Plan and will be deemed to be a non-qualified stock option within the meaning of the Code.  Each option has an exercise price of $1.80 per share, the closing price of the Company’s Common Stock as reported by Nasdaq on the date of grant, has a term of seven years and vests over a period of four years, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, subject to acceleration or forfeiture upon the occurrence of certain events as set forth in the applicable option agreement.  Each option agreement contains a variety of restrictive covenants and provides that the Company may claw back a specified amount in the event Ms. DeMarse competes with the Company or violates any of the restrictive covenants within eighteen months after delivery of shares of Common Stock upon exercise of the applicable option.  In addition, Ms. DeMarse purchased from the Company on March 7, 2012, a total of 75,000 shares of the Company’s Common Stock, for an aggregate purchase price of $135,000, representing a per share price equal to the closing price of the Company’s Common Stock as reported by Nasdaq on the date of sale.  The securities so sold were not registered and were issued in reliance upon an exemption from registration requirements.  The option grant made outside of the Plan and the sale of 75,000 shares of Common Stock were made in reliance upon Nasdaq Rule 5635(c)(4).

In addition, on March 7, 2012 the Company entered into a severance agreement with Ms. DeMarse that provides that in the event her employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the option agreements) prior to the fifth anniversary of her start date and she executes a release in the form attached to the severance agreement, (i) she will be entitled to receive a lump-sum payment equal to twelve months of her base salary (at the annual rate in effect as of the time of termination, but not less than $400,000) as well as up to eighteen months of COBRA premiums; (ii) the number of shares of stock options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards (“equity awards”) deemed vested (and, in the case of stock options or stock appreciation rights, exercisable) upon the termination of her employment would be equal to the number of equity awards that would have vested (and become exercisable as applicable) if her employment had continued through the first anniversary of her termination date and then been terminated without cause; and (iii) the vesting of any remaining equity awards shall be suspended and be forfeited on the six month anniversary of her termination date unless a definitive agreement, tender offer or letter of intent respecting a change of control (as defined in the severance agreement) is entered into or received by the Company after the date of severance agreement but prior to such six month anniversary, in which case such remaining equity awards would be forfeited and expire on the first anniversary of her termination date unless a change of control as contemplated is consummated by such first anniversary, in which case such remaining equity awards would vest (and become exercisable as applicable) immediately upon the consummation of such change of control.  The severance agreement also contains restrictive covenants prohibiting Ms. DeMarse from competing with the Company or soliciting its employees, clients or vendors for a period of one year after her termination date.

Ms. DeMarse assumed her offices and directorship with the Company upon the resignation on March 7, 2012 by the Company’s former Chief Executive Officer, Daryl Otte, of his offices and directorship, which resignation was made pursuant to the previously-announced agreement between Mr. Otte and the Company dated as of December 21, 2011.

Item 8.01  Other Events

On March 7, 2012, the Company issued a press release in the form attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated March 7, 2012 Related to Results of Operations and Financial Condition for the Quarter and Year Ended December 31, 2011

99.2	Press Release dated March 7, 2012 Announcing Appointment of Elisabeth DeMarse as President, Chief Executive Officer and Director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: March 9, 2012
By: /s/ Gregory Barton
Gregory Barton
Executive Vice President, Business
and Legal Affairs, General Counsel
& Secretary